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                                                                    EXHIBIT 23.1


                         Independent Auditor's Consent

     We consent to the incorporation by reference in this Registration Statement of First Health Group Corp. on Form S-8 related to the First Health Group Corp. 2000 Stock Option Plan of our reports dated February 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. and subsidiaries for the year ended December 31, 1999.

                                             /s/ Deloitte & Touche LLP


Chicago, Illinois
March 15, 2001